                                                                 Exhibit 10.14

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into as of September 1, 1999, by and among METRON TECHNOLOGY B.V., a limited liability company organized under the laws of the Netherlands ("MTBV"), METRON TECHNOLOGY CORPORATION, a California corporation ("Employer"), and [INSERT NAME] ("Executive"), a California resident.

                                    RECITALS

MTBV is the sole shareholder of Employer and Employer desires to employ Executive on the terms and conditions set forth herein;

Executive desires to accept such employment with Employer pursuant to the terms and conditions of this Agreement; and

MTBV intends to reconfirm the appointment of Executive as a Managing Director B;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.     EFFECTIVE TIME; EMPLOYMENT AND SERVICE

       1.1 EFFECTIVE TIME. This Agreement is to be effective as of September 1, 1999, (the "Effective Time") and shall continue in effect until Executive's employment terminates pursuant to the provisions of Section 3 herein.

       1.2 EMPLOYMENT WITH EMPLOYER. Employer agrees that it will employ Executive as its [INSERT TITLE] or in such other capacity as determined by Employer's Officers to whom the Executive reports or Employer's Supervisory Board of Directors. MTBV agrees that it has elected Executive as a member of the Board of Directors of Employer.

       1.3 APPOINTMENT WITH MTBV. In view of Executive's employment with Employer, and his appointment as a Class B (or similar description) Managing Director by resolution of the General Meeting of Shareholders of MTBV, the parties now wish to confirm the terms and conditions of his service as a Managing Director as provided herein. The term of Executive's appointment as a Managing Director of MTBV shall be determined by the General Meeting of Shareholders of MTBV. To the extent permitted under Dutch corporate law, as a Managing Director of MTBV, Executive shall perform such duties and responsibilities as may be determined from time to time by MTBV's General Meeting of Shareholders or MTBV's Supervisory Board (the "MTBV Supervisory Board"), as the case may be.

       1.4 RESPONSIBILITIES FOR EMPLOYER. During the term of this Agreement, Executive shall have such responsibilities as may be assigned to him by Employer's Officer (or Officers) to whom the Executive reports, or Employer's Supervisory or Managing Board of Directors. Executive's duties shall be performed at Employer's Burlingame, California office or at such other location as Employer and Executive mutually agree; provided, however, that, in the


                                       1.

performance of his duties, Executive shall be required to travel at such times and to such places as Employer or MTBV may reasonably request from time to time.

       1.5 EXCLUSIVE SERVICES. Executive agrees to devote his full time, attention and energy to performing his duties and responsibilities to Employer and MTBV. Executive further agrees that he will not engage in any business activity in competition with Employer or MTBV nor make preparations to do so, and agrees not to engage in any outside employment or consulting without written authorization from MTBV's Supervisory Board. The foregoing, however, shall not preclude Executive from engaging in the following activities, provided that they do not unreasonably interfere or conflict with Executive's responsibilities to Employer and MTBV: (1) engaging in appropriate civic, charitable or religious activities; (2) devoting a reasonable amount of time to private investments; (3) serving on the boards of directors of nonprofit entities; or (4) serving on the Board of Directors of a for-profit entity with the prior written consent of Employer's Chief Executive Officer.

2.     COMPENSATION, BENEFITS AND PERQUISITES

       2.1 BASE SALARY. During the period this Agreement is in effect, Employer shall pay Executive an annual base salary of [INSERT AMOUNT], less standard deductions and withholdings. MTBV, acting through the MTBV Supervisory Board or its Compensation Committee, as the case may be, shall review Executive's base salary at least annually and may in its sole discretion increase (but not decrease, unless such decrease is done on an equitable pro-rata basis for all of Employer's executives, including its CEO) such salary to reflect performance, appropriate industry data and other factors. Employer and MTBV shall not be obligated to provide any such salary increases.

       2.2    BONUSES.

              (a) Executive shall be entitled to participate in the annual incentive compensation plans for MTBV's senior management pursuant to the terms of these plans. Generally, any such compensation shall be paid out of a pool funded by a percentage of the annual pretax income of MTBV calculated before income taxes and performance incentive compensation. MTBV shall have the sole discretion to change or eliminate its annual incentive compensation plans, to determine the amount placed into the pool, to determine whether Executive is entitled to any compensation under these plans, and to determine the amount of any such compensation.

              (b) In addition, any such compensation shall be considered earned as of the last day of Employer's fiscal year provided that Executive has remained employed on a full-time basis by Employer through that date. Notwithstanding the foregoing, if Executive is terminated without Cause (as defined in Section 3.4(a) herein), or resigns for Good Reason (as defined in
Section 3.4(b) herein) during the term of this Agreement, for the fiscal year in which his employment terminates, Employer shall pay Executive the bonus to which he would otherwise have been entitled had he been employed as of the last day of such fiscal year multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year up to and including the date of his termination of employment, and the denominator of which is 365.


                                       2.

              (c) In the event of Executive's death or Disability (as such term is defined in Section 3.4(c) herein) during the term of this Agreement, for the fiscal year in which his death or Disability occurs, Employer shall pay Executive's estate (in the event of Executive's death) or the Executive (in case of his Disability) the bonus to which he would otherwise have been entitled had he been employed as of the last day of such fiscal year multiplied by a fraction, the numerator of which is the number of days elapsed in the fiscal year up to and including the date of his death, or, in the case of Disability, the last day of active employment, and the denominator of which is 365.

              (d) If Executive is awarded any such compensation, it will be paid in one lump sum as soon as practicable after the annual audit of Employer's financial statements are complete and Employer has completed the necessary calculations of the amounts, if any, which are due. Any such compensation shall be subject to standard withholdings.

       2.3 VACATIONS. Executive shall accrue three weeks of annual vacation with full pay in accordance with the policies applicable to executive employees of Employer who are located in the United States. Executive may accrue up to a maximum of 30 days vacation, at which point further accrual stops until accrued vacation is used, unless otherwise agreed to in writing between Executive and Employer.

       2.4 EMPLOYEE BENEFITS. Executive shall be entitled to participate in Employer's benefits and perquisites in accordance with Employer's policies which it now or in the future makes generally available to all of its executives. Executive shall pay any contributions which are generally required of its executives to receive any such benefits. Such perquisites may include but not necessarily be limited to, use of and reimbursement for cellular/car phone, professional organizational dues and professional developmental seminars. It is anticipated that the MTBV Supervisory Board will annually review Executive's benefits package and may, in its discretion, increase (but not decrease unless such decrease is done on an equitable pro rata basis for Employer's executives including its CEO) such perquisites.

       2.5 EXPENSES. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement from Employer or MTBV (in accordance with their policies and procedures for executive employees and on submission of written documentation of such expenses suitable to Employer or
MTBV) for all reasonable travel and other expenses incurred by Executive in connection with his services hereunder. For airline flights of four hours or more in duration, Executive is entitled to fly business class and be reimbursed for such expenses. Executive will make reasonable efforts to use frequent flyer benefits derived from business travel on Employer's behalf to upgrade from coach class to business class when feasible. Employer reserves the right to require Executive to fly coach class (regardless of trip length or duration) in any quarter in which MTBV reasonably expects to report a net loss, provided that such a requirement is generally applicable to all of Employer's executives.

       2.6    INDEMNIFICATION.

              (a) Except to the extent modified below in (b), Employer, with regard to Executive's performance of services on behalf of Employer as an employee, officer, director, or


                                       3.

agent, and MTBV as an employee, officer, director, or agent, with regard to Executive's performance of services on behalf of MTBV, agree, to the fullest extent authorized or permitted by MTBV's charter documents and applicable law, to fully indemnify Executive and to hold him harmless from and against all claims, damages, judgments, losses, liabilities, fees and expenses incurred by him or threatened against him in connection with his performance of services hereunder and to make advances to him for the payment of legal fees, witness fees, expenses and costs related thereto. MTBV and Employer also agree to pay any damages, judgments, fines and amounts paid in settlement and any other amounts that Executive becomes legally obligated to pay because of any claim or claims made against or by Executive in connection with any threatened, pending or completed action, suit or proceeding to which Employee is entitled to indemnification pursuant to the terms of this Section 2.8(a), PROVIDED, HOWEVER, Employee shall not settle any such proceeding without the express written consent of the Supervisory Board of MTBV. MTBV and Employer agree to use their best efforts to include Executive in the coverage of any errors and omissions and/or directors and officers insurance policies, if any, obtained by MTBV or Employer for officers and directors of MTBV and Employer, respectively.

              (b) The indemnification provisions of Section 2.8(a) shall not apply with respect to the obligations of MTBV or Employer to indemnify Executive in the following events:

                     - to the extent that Executive is indemnified pursuant to any insurance purchased and maintained by or on behalf of MTBV and/or Employer pursuant to the provisions of Section 2.8(a) of this Agreement and any resulting obligations are actually paid on behalf of or reimbursed to Executive pursuant to such insurance;

                     - on account of Executive's acts or omissions that involve intentional misconduct or would constitute Cause under Section 3.4(a) herein;

                     -      on account of violations of the provisions of
                            Section 4 of this Agreement;

                     - on account of acts or omissions of Executive that Executive believed or reasonably should have known at the time of the act or omission to be contrary to the best interests of MTBV and Employer or its shareholders or that involve the absence of good faith on the part of Executive;

                     - with respect to any transaction from which Executive derived an improper personal benefit;

                     - on account of acts or omissions that show a reckless disregard by Executive for his duties to MTBV or Employer or their shareholders in circumstances in which Executive was aware, or should have been aware, in the ordinary course of performing an


                                       4.

                            officer's duties, of a risk of serious injury to MTBV, Employer or their shareholders;

                     - on account of acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Executive's duties to MTBV, Employer or their shareholders;

                     - on account of acts or omissions that constitute a violation of Section 16 of the Securities and Exchange Act of 1934; or

                     -      if indemnification is unlawful.

              (c) CONTINUATION OF INDEMNITY. MTBV's and Employer's indemnity obligations contained herein shall continue during the period Employee is a director, officer, employee or other agent of MTBV or the Employer, respectively (or is or was serving at the request of MTBV or Employer as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall survive the termination of Executive's employment with Employer and continue thereafter so long as Executive shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, by reason of the fact that Executive was serving in the capacity referred to herein and to the extent he would otherwise be entitled to indemnification pursuant to Section 2.8(a).

              (d) EXPENSES. Upon request, MTBV or Employer may advance, prior to the final disposition of any proceeding covered by this Section 2.6 (excluding any proceedings instituted by Executive or Employer under Sections
5.9 and 5.10 herein), such advance not to be unreasonably withheld or delayed, all reasonable expenses incurred by Executive in connection with such proceeding upon receipt of an undertaking by or on behalf of Executive to repay said amounts if it shall be determined ultimately that Executive is not entitled to be indemnified under the provisions of this Agreement, applicable law, MTBV's Articles of Association or Employer's Charter Documents, or otherwise.

3.     TERMINATION OF EXECUTIVE'S EMPLOYMENT

       3.1 TERMINATION OF EMPLOYMENT. Executive's employment by Employer under this Agreement may be terminated by Employer or Executive at any time, with or without cause. Executive's appointment as a Managing Director of MTBV may be terminated by the General Meeting of Shareholders of MTBV as permitted by the Articles of Association of MTBV and Netherlands law. Executive agrees to give ninety (90) days' written notice if he intends to resign without Good Reason.

       3.2 SEVERANCE BENEFITS UPON TERMINATION BY EMPLOYER WITHOUT CAUSE, UPON RESIGNATION BY EXECUTIVE FOR GOOD REASON OR DISABILITY. If this Agreement is: (1) terminated by Employer without Cause; or (2) terminated by the Executive for Good Reason; or (3) terminated by Employer as a result of Executive's Disability; and if Executive provides the


                                       5.

Company with a signed general release of all claims, a form of which is set forth in Exhibit A, Employer shall provide Executive with the following severance benefits only:

              (a) Continuation of Executive's final base salary for a period of twelve (12) months after Executive's termination date. These payments will be made on the Company's standard payroll dates and will deduct standard deductions and withholdings. To the extent, if any, Executive receives disability insurance benefits during this salary continuation period, Executive agrees to tender those payments to Employer.

              (b) To the extent permitted by federal COBRA law and by Employer's current group health insurance policies, Executive will be eligible to continue his health insurance benefits. Employer will pay the cost of continuing such benefits for a period of twelve (12) months after Executive's termination date. Should Executive become eligible for such health care benefits through another employer, any such payments under this provision shall immediately cease. Executive agrees to notify Employer immediately if he becomes eligible for such benefits; and

              (c) In the event Executive's employment is terminated because of his Disability, Executive also shall be entitled to receive the pro-rata bonus as specified in Section 2.2(c) herein.

       3.3 NO BENEFITS IF TERMINATED BY EMPLOYER FOR CAUSE, UPON RESIGNATION BY EMPLOYEE WITHOUT GOOD REASON, OR UPON DEATH. If Executive's employment is terminated for Cause by Employer, or if Executive resigns without Good Reason, or if this Agreement is terminated by Executive's death, Executive shall not be entitled to receive any severance benefits whatsoever, provided, however, that in the event of Employee's death, his estate shall be entitled to the pro-rata bonus as specified in Section 2.2(c) herein.

       3.4    DEFINITIONS.

              (a) DEFINITION OF "CAUSE." For purposes of this Article 3, "Cause" shall mean the following: (i) indictment or conviction of, or a plea of nolo contendere to, any felony or any misdemeanor involving moral turpitude;
(ii) commission of an act of fraud, theft or embezzlement of property of MTBV or any of its subsidiaries or commission of similar acts involving dishonesty or moral turpitude that are materially injurious to MTBV or any of its subsidiaries; (iii) Executive's failure to devote substantially all of his working time and efforts during normal business hours to the business of MTBV and its subsidiaries except as otherwise permitted by this Agreement or to comply with the covenants contained in Sections 4.1 or 4.2 of this Agreement;
(iv) knowingly providing materially misleading information concerning MTBV or any of its subsidiaries to MTBV, the MTBV Managing Board or Supervisory Board, its General Meeting of Shareholders, any shareholder holding 10% or more of MTBV stock, any governmental body or regulatory agency or to any lender or other financing source or proposed financing source of MTBV or its subsidiaries; or
(v) any other failure by Executive to substantially perform his material duties as an employee of Employer under this Agreement or as a Managing Director of MTBV (excluding nonperformance resulting from Executive's disability) which failure is not cured within thirty (30) days after written notice from the MTBV


                                       6.

Supervisory or Managing Board, in the case of Executive's duties to MTBV, or from the Employer, in the case of Executive's duties to Employer, specifying the act(s) of nonperformance or within such longer period (but no longer than sixty
(60) days in any event) as is reasonably required to cure such nonperformance.

              (b) DEFINITION OF "GOOD REASON." "Good Reason" shall mean: (i) a material adverse change in the responsibilities, authority, title or office of Executive resulting in the substantial diminution of his position; (ii) except for decreases made on an equitable pro rata basis for Employer's executives located in the United States, a diminution in Employee's annual base salary below the amount stated in Section 2.1 or as same may be increased from time to time; (iii) except for changes made on an equitable pro rata basis for Employer's executives located in the United States, the failure by Employer to continue to provide Executive with benefits substantially similar to those enjoyed by executives of Employer; (iv) Employer's requiring of Executive to be based anywhere other than a location which is within a 50-mile radius of the Company's existing office in Burlingame, California; or (v) any other material breach by Employer of this Agreement; excluding for all of these purposes an isolated, insubstantial or inadvertent action not taken in bad faith which is remedied by Employer promptly after notice thereof is given by Executive.

              (c) DEFINITION OF "DISABILITY." "Disability" shall have the same meaning provided in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, except for that section's reference to "12 months," which time period shall instead be ninety (90) days.

       3.5 MERGER, TRANSFER OF ASSETS OR DISSOLUTION. This Agreement shall not be terminated by a voluntary or involuntary dissolution of Employer or MTBV or the transfer of all or substantially all the stock or assets of Employer or MTBV or the merger of Employer or MTBV with or into another entity.

4.     CONFIDENTIALITY AND TRADE SECRETS

       4.1 PROPRIETARY INFORMATIONS AND INVENTIONS AGREEMENT. Executive agrees to abide by all of Employer's policies and procedures and further agrees to sign and abide by the terms of Employer's Proprietary Information and Inventions Agreement, attached hereto as Exhibit B.

       4.2 NONSOLICITATION OBLIGATIONS. Executive agrees that for two (2) years following the termination of his employment, he will not, either directly or through others, solicit, attempt to solicit, or induce any employee, consultant or independent contractor of Employer or MTBV to terminate his or her relationship with these entities in order to become an employee, consultant or independent contractor to or for any other person or business entity. Executive also agrees that in order to protect MTBV and Employer's confidential and proprietary information, for two (2) years following the termination of his employment, he will not, either directly or through others, render services to, contract with, or attempt to solicit business from any principal, customer or prospective customer of Employer or MTBV for products or services offered by Employer or MTBV at the time of Executive's termination of employment.


                                       7.

       4.3 SCOPE OF RESTRICTIONS. If the scope of the restrictions in this section are determined by a court of competent jurisdiction to be too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be construed or rewritten ("Blue-lined") so as to be enforceable to the maximum extent permitted by law, and Executive hereby consents, to the extent he may lawfully do so, to the judicial modification of the scope of such restrictions in any proceeding brought to enforce them.

5.     MISCELLANEOUS

       5.1 AMENDMENT. This Agreement may be amended only in writing signed by each of the parties.

       5.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings, oral or written, between the parties; all prior agreements regarding the subject matter of this Agreement are hereby terminated, including Executive's previous employment agreement.

       5.3 NO ASSIGNMENT BY EXECUTIVE. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not delegate or assign any of his obligations under this Agreement.

       5.4 SUCCESSORS AND ASSIGNS. Subject to Section 5.3, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, any successor to or assign of Employer or MTBV, and upon Executive's heirs and the personal representative of Executive or Executive's estate.

       5.5 NOTICES. Any notice or other communication required or permitted hereunder shall be sufficient if given in writing, (i) by hand-delivery, (ii) by express courier, (iii) by first class mail, certified or registered with return receipt requested or (iv) by facsimile transmission with written confirmation sent the same day by first class mail, certified or registered with return receipt requested, which shall be addressed as follows (or to such other address as a party may specify by notice duly given in accordance with this Section 5.5):

              If to Employer:

                       Metron Technology Corporation
                       1350 Old Bayshore Highway, Suite 360
                       Burlingame, California 94010
                       Telephone: (650) 373-1133
                       Facsimile: (650) 373-1135
                       Attention: Edward Segal, President


                                       8.

              If to MTBV:

                       Metron Technology B.V.
                       c/o FSI International, Inc.
                       322 Lake Hazeltine Drive
                       Chaska, Minnesota 55318
                       Telephone: (612) 448-5440
                       Facsimile: (650) 448-1300
                       Attention: Joel A. Elftmann, Chairman, Supervisory
                                  Board of Directors

              If to Executive:

                       [INSERT NAME, ADDRESS AND TELEPHONE NUMBER]


Any notice so sent shall be deemed effectively made on the day of actual delivery to the recipient (if by hand or express courier), on the fifth business day following mailing (if by airmail) or on the next business day following transmission (if by telefax with written confirmation).

       5.6 WAIVER OF BREACH. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement. No waiver by MTBV shall be valid unless in writing and signed by the Chairman of the MTBV Supervisory Board.

       5.7 SEVERABILITY. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

       5.8 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California, without giving effect to conflict of law principles. Executive hereby expressly agrees that the intention of the parties is that Executive will remain a resident of California and will perform all or substantially all of his services as an employee of Employer hereunder and as a Managing Director of MTBV in and from the United States and not The Netherlands. Accordingly, the parties hereby expressly exclude application of Netherlands law to this Agreement, including in particular but without limitation all Netherlands laws regarding employment, termination of employment and employee benefits. Executive hereby irrevocably consents to such exclusion and waives any and all claims or causes of action that he might otherwise assert against MTBV, its subsidiaries, officers, directors and shareholders based on, or arising out of, any provision of Netherlands law.


                                       9.

       5.9 DISPUTE RESOLUTION. Unless otherwise prohibited by law, all disputes, claims, and causes of action (including but not limited to any claims of statutory discrimination of any type), in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, or to Executive's employment with Employer or service with MTBV, or the termination of that employment or service, shall be resolved solely and exclusively by final, binding and confidential arbitration through Judicial Arbitration & Mediation Services/Endispute, Inc. ("JAMS") under the then existing JAMS employment arbitration rules. Employer shall be responsible for paying any and all fees and costs necessary to initiate such arbitration proceedings, subject to final apportionment by the Arbitrator. Executive understands and agrees that this provision waives his right to a jury trial on these claims. This arbitration shall be held in the San Francisco Bay Area. Nothing in this section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

       5.10 ATTORNEYS' FEES. In the event of litigation between Executive and Employer arising under Section 5.9 herein, the prevailing party shall be entitled to reimbursement from the non-prevailing party for its reasonable attorneys' fees and costs of suit in addition to such other relief as may be granted.

       5.11 HEADINGS. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

       5.12 COUNTERPARTS. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

       IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

                                METRON TECHNOLOGY B.V.



                                By:
                                     -----------------------------------------
                                                     Ed Segal
                                                     President



                                METRON TECHNOLOGY CORPORATION



                                By:
                                     -----------------------------------------
                                                     Ed Segal
                                                     President


                                      10.

                                EXECUTIVE


                                -----------------------------------------
                                             [INSERT NAME]


                                      11.

                                    EXHIBIT A

                         EMPLOYEE AGREEMENT AND RELEASE

       I hereby release, acquit and forever discharge Metron Technology Corporation, its parents and subsidiaries (including Metron Technology B.V. ("MTBV"), and its and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related directly or indirectly to employment with Metron Technology Corporation or service with MTBV or the termination of that employment or service, including any agreements, events, acts or conduct at any time prior to and including the execution date of this release, including but not limited to: claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in Metron Technology Corporation or MTBV, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

       I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this release; (c) I have twenty-one (21) days to consider this release (although I may choose to voluntarily execute this release earlier); (d) I have seven (7) days following the execution of this release by the parties to revoke the release; and (e) this release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after the release is executed by me, provided that Metron Technology Corporation has also executed the release by that date ("Effective Date").

       In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of the claims released herein.


                                      12.

       The parties hereto have caused this release to be executed and delivered as of this ____ day of _______, 19___.

                                 METRON TECHNOLOGY CORPORATION:




                                 By:
                                     -----------------------------------------
                                 Name:
                                       ---------------------------------------
                                 Title:
                                        --------------------------------------



                                 EXECUTIVE:


                                 ---------------------------------------------
                                                [INSERT NAME]


                                      13.